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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015 (October 13, 2015)
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PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

309 N. Water Street, Suite 500 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01. Other Events.

Physicians Realty Trust (the “Company”) is in discussions with a potential lender regarding an unsecured private debt financing of approximately $150 million. The Company has not entered into any definitive agreement with respect to this potential financing. It is possible that additional potential lenders will participate and that the amount of the financing may be larger than $150 million.  The Company cannot provide any assurances as to the size or terms of the potential financing or that it will enter into any definitive agreement or consummate any such transaction.

During the quarter ended September 30, 2015, the Company completed eight acquisitions of 11 healthcare properties located in six states containing an aggregate of approximately 876,113 net leasable square feet for an aggregate of approximately $294.0 million. In addition, the Company funded a $3.1 million mezzanine loan investment on August 21, 2015. Investment activity for the quarter ended September 30, 2015 is summarized below:

Property(1)	Location	Acquisition Date	Square Footage	Purchase Price (in thousands)
Randall Road MOB - Suite 140	Elgin, IL	July 17, 2015	5,489	$1,750
Medical Specialists of Palm Beach	Atlantis, FL	July 24, 2015	34,537	$11,051
Trios Health MOB	Kennewick, WA	July 31, 2015	161,885	$64,000
OhioHealth - SW Health Center	Grove City, OH	July 31, 2015	50,000	$11,460
Integrated Medical Services (IMS) Portfolio
IMS - Paradise Valley	Phoenix, AZ	August 14, 2015	122,580	$31,814
IMS - Avondale	Avondale, AZ	August 19, 2015	61,614	$22,144
IMS - Palm Valley	Goodyear, AZ	August 19, 2015	101,241	$35,184
IMS - North Mountain	Phoenix, AZ	August 31, 2015	121,976	$51,740
Warm Springs Rehab Hospital Mezz Loan(2)	Kyle, TX	August 21, 2015	—	$3,138
Memorial Hermann Medical Complex (2 MOBs)	Katy, TX	September 1, 2015	107,737	$40,400
New Albany Medical Center(3)	New Albany, OH	September 9, 2015	60,000	$11,200
Fountain Hills Medical Campus	Fountain Hills, AZ	September 30, 2015	49,054	$13,250
Total			876,113	$297,131

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(1) “MOB” refers to medical office building.
(2) The Company made a $3.1 million mezzanine term loan to partially fund the borrower's acquisition of the 54,400 square foot Warm Springs Rehabilitation Hospital in Kyle, Texas. The loan accrues interest at a rate of 8.5% per year. The Company has an option to purchase the property.
(3) The Company’s operating partnership partially funded the purchase price of this acquisition by issuing a total of 16,866 partnership interests in its operating partnership (“OP Units”) valued at approximately $0.2 million in the aggregate on the date of issuance.

All of the investments made during the quarterly period ended September 30, 2015 utilized proceeds from the Company’s January 2015 follow-on public offering, proceeds from sales of its common shares under its ATM program and borrowings under its unsecured credit facility and mortgage financings.

As of the date of this current report, the Company has entered into six definitive agreements through subsidiaries of its operating partnership to acquire 17 healthcare properties located in six states for an aggregate of approximately $91.5 million as follows:

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Catalyst Portfolio, Alabama & Florida: This portfolio consists of 12 medical office buildings, totaling 94,276 square feet, for an aggregate purchase price of approximately $23.8 million. The portfolio is 88% occupied and is collectively anchored by Baptist Health Care (S&P: “AA”), Retina Specialty Institute, and the Southern Eye Group of Alabama. In addition to the 12 medical office buildings to be acquired, the Company expects to receive the first-right of refusal to acquire the seller’s future development pipeline upon the completion of construction, totaling nearly 240,000 square feet of medical office facilities, anchored by healthcare systems.

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Cambridge Professional Center, Waldorf, Maryland: This property is a 41,493 square foot, Class A medical office building located in a suburb of Washington, DC. The two-story facility is 100% leased to five tenants with long-term leases and anchored by an endoscopy ambulatory surgery center. The purchase price for the property is approximately $11.6 million, payable in cash.

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Community Health Network Building, Indianapolis, Indiana: This 42,187 square foot medical building is 100% leased by Community Hospital of Indiana (S&P: “A”) for family medicine, sports medicine, and physical therapy. Upon closing, Community Hospital of Indiana will enter into a new 12-year lease. The purchase price for the property is approximately $11.6 million, payable in cash.

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Mercy Medical Center, Fenton, Missouri: This 30,000 square foot medical office building is 100% leased to Mercy Health (S&P: “AA-”), one of the largest Catholic healthcare systems in the United States. The property provides urgent care, family medicine and women’s health services. The purchase price is approximately $9.7 million, payable in cash or OP Units at the seller's option.

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Great Falls Replacement Surgical Hospital, Great Falls, Montana: The Company agreed to provide a mezzanine loan in the amount of approximately $4.5 million to construct an approximately 64,000 square foot medical office building. As of the date of this current report, no money has been borrowed under the mezzanine loan. Upon completion of construction of the building, which is expected to occur before the end of 2015, the Company has an option to purchase the building for approximately $26.3 million. The building will be 100% occupied upon completion.

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St. Vincent - Naab, Indianapolis, Indiana:  This 40,936 square foot medical office building is located on the campus of Ascension’s flagship St. Vincent Hospital. The multi-tenant facility is anchored by St. Vincent with services focused around woman’s health, oncology and diagnostic imaging. The purchase price is approximately $8.5 million, payable in cash or OP Units at the seller's option. The building is 100% occupied.

Each pending acquisition described above is subject to customary closing conditions and there can be no assurance the Company will complete any of these transactions or acquire any of these properties.

Item 9.01       Financial Statement and Exhibits

(d) 99.1 Press Release, dated October 13, 2015, issued by Physicians Realty Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2015	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 13, 2015, issued by Physicians Realty Trust

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